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                                March 27, 1998

Las Vegas Sands, Inc.
Venetian Casino Resort, LLC
Lido Intermediate Holding Company, LLC
Mall Intermediate Holding Company, LLC
Grand Canal Shops Mall Construction, LLC
3355 Las Vegas Boulevard South
Las Vegas, Nevada 89109

      Re:   Registration Statement on Form S-4 (File No. 333-42147)

Ladies and Gentlemen:

      In connection with the above-referenced Registration Statement on Form S-4 (the "Registration Statement") filed by Las Vegas Sands, Inc., a Nevada corporation ("LVSI"), Venetian Casino Resort, LLC, a Nevada limited liability company ("Venetian" and, together with LVSI, the "Issuers"), Lido Intermediate Holding Company, LLC, a Delaware limited liability company ("Phase II Intermediate Holdings"), Mall Intermediate Holding Company, LLC, a Delaware limited liability company ("Mall Intermediate Holdings") and Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company (the "Mall Construction Subsidiary" and, together with Phase II Intermediate Holdings and Mall Intermediate Holdings, the "Guarantors"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, we have been requested to render our opinion as to the following matters. The Registration Statement relates to the registration under the Act of the Issuers' 12 1/4% Mortgage Notes due 2004 (the "New Mortgage Notes") and 14 1/4% Senior Subordinated Notes due 2005 (the "New Senior Subordinated Notes" and, together with the New Mortgage


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Notes, the "New Notes") and the guarantees of each of the New Notes by the
Guarantors (the "Guarantees"). The New Notes are to be offered in exchange for the Issuers' outstanding 12 1/4% Mortgage Notes due 2004 (the "Existing Mortgage Notes") and 14 1/4% Senior Subordinated Notes due 2005 (the "Existing Senior Subordinated Notes" and, together with the Existing Mortgage Notes, the "Existing Notes"). The New Mortgage Notes will be issued by the Issuers pursuant to the terms of the Indenture (the "Mortgage Notes Indenture"), dated as of November 14, 1997, among LVSI and Venetian, as Issuers, the Guarantors, as Mortgage Note guarantors, and First Trust National Association, as Mortgage Note trustee (the "Mortgage Note Trustee"), and the New Senior Subordinated Notes will be issued by the Issuers pursuant to the terms of the Indenture (the "Senior Subordinated Notes Indenture" and, together with the Mortgage Notes Indenture, the "Indentures"), dated as of November 14, 1997, among LVSI and Venetian, as Issuers, the Guarantors, as Senior Subordinated Note Guarantors, and First Union National Bank, as Senior Subordinated Note trustee (the "Senior Subordinated Note Trustee" and, together with the Mortgage Note Trustee, the "Trustees"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

      In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

            (i)   the Registration Statement;

            (ii) the Mortgage Notes Indenture included as Exhibit 4.1 to the Registration Statement;

            (iii) the Senior Subordinated Notes Indenture included as
Exhibit 4.2 to the Registration Statement;

            (iv) the proposed form of the New Mortgage Notes included as Exhibit A-1 to the Mortgage Notes Indenture (including the Guarantees set forth therein); and

            (v) the proposed form of the New Senior Subordinated Notes included as Exhibit A-1 to the Senior Subordinated Notes Indenture (including the Guarantees set forth therein).

      In addition, we have examined: (i) such limited liability company and corporate records of each of the Issuers as we have considered appropriate, and each certified as in effect on the date hereof; and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions hereinafter expressed.

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      In our examination of the aforesaid documents and in rendering the opinions set forth below, we have assumed, without independent investigation,
(i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents which we examined, (ii) that the New Notes will be issued as described in the Registration Statement, (iii) that the Mortgage Notes Indenture represents a valid and binding obligation of the Mortgage Note Trustee, (iv) that the Senior Subordinated Notes Indenture represents a valid and binding obligation of the Senior Subordinated Note Trustee, (v) that the New Notes will be in substantially the forms attached to the Indentures and that any information omitted from any such forms will be properly added, and (vi) that the execution, delivery and performance of each of the Mortgage Notes Indenture and the Senior Subordinated Notes Indenture is within the power of the Guarantors, such documents have been duly authorized, executed and delivered by the Guarantors and will not violate or result in a breach of any term or provision of any agreement, judgment, decree or administrative order to which the Guarantors are subject. We have relied upon the factual matters contained in the representations and warranties of the Issuers and the Guarantors made in such documents and upon certificates of public officials and officers of the Issuers and the Guarantors.

      In addition, we have assumed that (i) the Nevada Gaming Commission will have, prior to the exchange of the New Notes for the Existing Notes, registered LVSI as a publicly traded corporation, approved the exchange of the New Notes for the Existing Notes, and either approved the restrictions on LVSI's stock and the pledge of assets contemplated by the Indentures or determined that such approval is not necessary; and (ii) filings complying with any and all state securities or Blue Sky laws in connection with the exchange of the New Notes for the Existing Notes will occur concurrently with the exchange of the New Notes for the Existing Notes contemplated by the Registration Statement and the Indentures and within the time period prescribed by such regulations and/or laws.

      Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

      1. The execution, delivery and performance of each Document entered into by LVSI, for itself and in its capacity as managing member of Venetian, and Venetian, for itself and in its capacity as the sole member of each Guarantor, has been duly authorized by all necessary corporate or limited liability company action.

      2. The execution and delivery by the Issuers of each Document to which they are a party and the consummation by each Issuer of the transactions contemplated thereby do not violate or result in a breach of or default under such party's articles of incorporation, by-laws, or operating agreements, as the case may be,

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or any applicable Nevada state or local law or regulation or any laws relating to gaming that are applicable to the Issuers.

      3. The Indentures have been duly and validly authorized, executed and delivered by the Issuers.

      4. Upon completion of the exchange contemplated by the Registration Statement and the Indentures, the New Notes will be duly authorized, executed and delivered by the Issuers.

      5. To the extent governed by Nevada law, each of the provisions of the Mortgage Notes Indenture which is to be governed by the laws of the State of Nevada represents a legal, valid and binding obligation of each of the Issuers and each of the Guarantors enforceable against each such Issuer and Guarantor in accordance with its terms, except that certain provisions of the above-referenced document may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such document and such document contains adequate provisions for enforcing payment of the monetary obligations of the Issuers under the New Mortgage Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

      6. To the extent governed by Nevada law, each of the provisions of the Senior Subordinated Notes Indenture which is to be governed by the laws of the State of Nevada represents a legal, valid and binding obligation of each of the Issuers and each of the Guarantors enforceable against each such Issuer and Guarantor in accordance with its terms, except that certain provisions of the above-referenced document may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such document and such document contains adequate provisions for enforcing payment of the monetary obligations of the Issuers under the New Senior Subordinated Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

      7. Upon completion of the exchange contemplated by the Registration Statement and the Indentures and to the extent governed by Nevada law, each of the provisions of the New Mortgage Notes which is to be governed by the laws of the State of Nevada will represent a legal, valid and binding obligation of each of the Issuers enforceable against each such Issuer in accordance with its terms, except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Issuers under the


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New Mortgage Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

      8. Upon completion of the exchange contemplated by the Registration Statement and the Indentures and to the extent governed by Nevada law, each of the provisions of the New Senior Subordinated Notes which is to be governed by the laws of the State of Nevada will represent a legal, valid and binding obligation of each of the Issuers enforceable against each such Issuer in accordance with its terms, except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Issuers under the New Senior Subordinated Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

      The foregoing opinions are subject to the following assumptions and qualifications:

      a. The enforceability of the Indentures and the New Notes is subject to
(i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting the rights of creditors generally,
(ii) compliance with Nevada gaming laws, and (iii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

      b. Nothing herein shall be deemed an opinion as to the reasonableness of any late charge or liquidated damages.

      c. Nothing herein shall be deemed an opinion as to the effectiveness under all circumstances of broadly stated waivers.

      d. Nothing herein shall be deemed an opinion as to the effectiveness of any provision directly or indirectly requiring that any consent, modification, amendment or waiver be in writing.

      e. Nothing herein shall be deemed an opinion as to the effect of a finding by the Nevada Gaming Commission or the Nevada Gaming Control Board that any third party to the Documents is unsuitable.

      f. We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

      g. Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

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      This Opinion Letter is intended solely for the use of the addressees in connection with the registration of the New Notes. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of the firm; provided, however, we hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in a category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                          Very truly yours,

                                          /s/ Lionel Sawyer & Collins

                                          LIONEL SAWYER & COLLINS